EXHIBIT 99.2

--------------------------------------------------------------------------------
                              FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

                            For Information Contact:

Kenneth W. Sanders                    Larry Wahl
Chief Financial Officer               Director, Investor Relations & Corp. Comm.
(954) 351-2120, ext. 7900             (954) 351-2120, ext. 7225

          SportsLine.com, Inc. Reports Fourth Quarter Financial Results

               Company generates strong revenue and site traffic;
                     Ends quarter with $126 million in cash

FORT LAUDERDALE, FL (January 30, 2001) - SportsLine.com, Inc. (NASDAQ:SPLN), the leading global Internet sports media company and publisher of CBS SportsLine.com (http://cbs.sportsline.com), today announced its financial results for the fourth quarter ended December 31, 2000. Consolidated revenue increased 57% to $22.2 million in the fourth quarter of 2000, compared to pro forma consolidated revenue of $14.2 million in the same quarter of 1999. Consolidated revenue for the full year 2000 increased 119% to $95.9 million compared to pro forma consolidated revenue of $43.9 million in 1999. The Company ended the year with $126 million of cash and short-term marketable securities.

The Company posted consolidated net income of $48.7 million, or $1.83 per diluted share, for the fourth quarter. Included in the consolidated net income for the quarter was a gain of $78.8 million from the reversal of deferred revenue related to the ISN and MVP.com promotion agreements, both of which were terminated during the fourth quarter. Excluding this gain and the writedown of certain equity securities, the Company reported a consolidated net loss for the fourth quarter of $16.7 million, or $0.63 per basic and diluted share.

Pro forma domestic EBITDA (operating loss excluding depreciation and amortization expense) loss for the quarter was $1.0 million, an 83% improvement from the pro forma domestic EBITDA loss of $5.9 million in the fourth quarter of 1999. Consolidated pro forma EBITDA loss for the quarter was $8.2 million compared to $9.8 million in 1999.

Pro forma consolidated revenue, EBITDA and net loss exclude (i) the results of the e-commerce business sold to MVP.com as of January 2000, as if the sale had occurred on January 1, 1999; (ii) the writedown in the third and fourth quarters of 2000 of several of the Company's Internet investments; (iii) the gain on the sale of e-commerce subsidiaries in the first quarter of 2000; (iv) extraordinary gains in the third and fourth quarters of 1999 on the extinguishment of debt; and (v) the gain in the fourth quarter of 2000 related to the termination of agreements with ISN and MVP.com.

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

SportsLine.com Reports Fourth Quarter Financial Results

Traffic to the Company's Web sites increased to a record 2.8 billion page views for the quarter ended December 31, 2000, including 1.1 billion page views in the month of October. The approximately 30.2 million average daily page views for the quarter represent a 161% increase over the 11.6 million average daily page views in the same period in 1999.

"Once again SportsLine.com proved the viability of its business model as we posted another strong performance in the final quarter of 2000, further differentiating ourselves from companies that were unable to rise above the challenges that occurred during the year," said Michael Levy, founder and CEO of SportsLine.com, Inc. "For the year, both pro forma revenue and traffic grew by well over 100%, further establishing SportsLine.com not only as a category leader in online media, but as a major player in the overall sports media marketplace."

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                                     page 2

SportsLine.com Reports Fourth Quarter Financial Results

                              SportsLine.com, Inc.
                         Pro Forma Financial Highlights
                      (in thousands, except per-share data)
                                   (unaudited)

                                                                        Three Months Ended
                                      ---------------------------------------------------------------------------------------
                                                 December 31, 2000(1)                        December 31 ,1999(1)
                                      ------------------------------------------   ------------------------------------------
                                          U.S.        Sports.com       Total           U.S.        Sports.com        Total
                                      ------------   ------------   ------------   ------------   ------------   ------------
Revenue                               $     20,345   $      1,838   $     22,183   $     12,757   $      1,417   $     14,174

Net loss                              $     (9,314)  $     (7,420)  $    (16,734)  $     (9,192)  $     (4,561)  $    (13,753)
                                      ============   ============   ============   ============   ============   ============
Basic and diluted net loss per share                                $      (0.63)                                $      (0.57)
                                                                    ============                                 ============
Weighted average shares outstanding                                       26,445                                       24,302
                                                                    ============                                 ============
EBITDA                                $     (1,032)  $     (7,189)  $     (8,221)  $     (5,891)  $     (3,926)  $     (9,817)
                                      ============   ============   ============   ============   ============   ============
Average page views per day                  28,070          2,171         30,241         10,799            809         11,608
                                      ============   ============   ============   ============   ============   ============
                                                                        Twelve Months Ended
                                      ---------------------------------------------------------------------------------------
                                                 December 31, 2000(1)                         December 31, 1999(1)
                                      ------------------------------------------   ------------------------------------------
                                          U.S.        Sports.com       Total           U.S.      Sports.com (2)      Total
                                      ------------   ------------   ------------   ------------   ------------   ------------
Revenue                               $     87,458   $      8,429   $     95,887   $     41,881   $      1,994   $     43,875

Net loss                              $    (36,837)  $    (28,158)  $    (64,995)  $    (45,808)  $     (6,098)  $    (51,906)
                                      ============   ============   ============   ============   ============   ============
Basic and diluted net loss per share                                $      (2.48)                                $      (2.26)
                                                                    ============                                 ============
Weighted average shares outstanding                                       26,246                                       23,018
                                                                    ============                                 ============
EBITDA                                $     (6,353)  $    (28,586)  $    (34,939)  $    (25,707)  $     (5,294)  $    (31,001)
                                      ============   ============   ============   ============   ============   ============

----------------------------
(1) Pro forma results exclude the effects of the following nonrecurring transactions:
       - Writedown of equity securities of $127.7 million in the third and fourth quarters of 2000
       - Gain of $78.8 million on termination of the ISN and MVP.com promotion agreements during fourth quarter of 2000
       - Gain on sale of e-commerce subsidiaries of $7.8 milion in the first quarter of 2000
       - Operating results of the e-commerce subsidiaries for the three and twelve months ended December 31, 1999 due to their sale in the first quarter of 2000
       - Extraordinary gain on extinguishment of debt of $36 million in the third and fourth quarters of 1999
(2) Sports.com commenced operations during the quarter ended September 30, 1999

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                                     Page 3

SportsLine.com Reports Fourth Quarter Financial Results

Revenue Continues Strong

SportsLine.com's consolidated revenue of $22.2 million for the fourth quarter increased 57% compared to the pro forma consolidated revenue of $14.2 million posted in the fourth quarter of 1999. Advertising accounted for a record $18.1 million or 81% of the Company's consolidated revenue for the quarter, an 83% increase over the $9.9 million of advertising revenue for the fourth quarter of 1999.

Traffic Surges During Quarter; Stickiness of Site Increases

This year marked the first time SportsLine.com offered its award-winning Commissioner.com fantasy football products free of charge, which resulted in increased page views and new registered users as well as increased stickiness and frequency. SportsLine.com served a record 2.8 billion page views for the quarter, an average of 30.2 million per day, representing a 161% increase over the 11.6 million average daily page views recorded in the same period in 1999. In October, SportsLine.com recorded 1.1 billion page views, or an average of
36.3 million per day. That represents an increase of 148% over the daily average of 14.6 million page views in October 1999. For the month of October, SportsLine.com ranked fifth among all Internet sites in pages per user per month (30.8 pages per user) and eighth among all sites in minutes per user per month (41.2 minutes per user), according to Media Metrix.

Database Gaining Scale

SportsLine.com ended the year with a database of more than 3.5 million unique registered users, an increase of 118% from the 1.6 million registered users at the end of 1999. The Company's strategy of offering its fantasy football products free of charge resulted in 1.3 million unique fantasy football users this fall, nearly 10 times as many as a year ago. The Company's fantasy baseball product, which is also being offered free of charge for the first time, launches this morning.

USA Networks Partnership Announced

The Company announced a multi-year partnership with USA Networks' Electronic Commerce Solutions (ECS) yesterday, whereby ECS will build and service SportsLine.com's retail infrastructure. The partnership will allow SportsLine.com to continue to leverage its huge audience to ensure high margin sponsorship revenue with low risk, while enabling the Company to access a powerful group of promotional assets. The companies will create and implement cross-promotion and database marketing plans that will promote the store throughout USA Networks' media properties, including cable properties, such as USA Network and SCIFI Channel, as well as its Internet assets such as Ticketmaster.com, Citysearch.com, Match.com and hoteldiscount.com among others. ECS replaces MVP.com, which was terminated in November as SportsLine.com's e-commerce partner. In the fourth quarter 2000, the Company recorded a one-time gain of $78.8 million from the reversal of deferred revenue, primarily related to the MVP.com agreement. In a separate transaction, SportsLine.com acquired the domain names, trademarks and certain other assets associated with mvp.com, PlanetOutdoors.com, igogolf.com, tennisdirect.com and golfclubtrader.com.

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                                     Page 4

SportsLine.com Reports Fourth Quarter Financial Results

NBA Partnership Established

In January 2001, the Company and the NBA announced they entered into a multi-year global partnership which encompasses a variety of strategic initiatives including licensing rights; real-time scoring and statistics; a presenting sponsorship of "The NBA Beat," the NBA's interactive talk show; the production of a fantasy game for NBA.com and various cross-promotional opportunities.

Major League Baseball Relationship Extended

The Company announced an extension of its agreement with Major League Baseball in January 2001. The multi-year agreement provides for MLB Advanced Media to become a sponsor within CBS SportsLine.com's Major League Baseball arena, promoting MLB.com. SportsLine.com will also produce the official fantasy baseball games for MLB.com, utilizing its award winning Commissioner.com fantasy products. Additionally, SportsLine.com will provide production services for MLB Advanced Media during a transition period that is expected to last through January 31, after which MLB Advanced Media will assume the responsibility for the production of MLB.com.

SportsLine.com Publishes SuperBowl.com

As part of its expanded relationship with the NFL announced in July 2000, SportsLine.com is producing SuperBowl.com, the official Web site of Super Bowl XXXV, in partnership with the NFL and CBS Sports. Along with presenting sponsor Miller Lite other advertisers on the site are Accenture, Coca-Cola, E*TRADE, Ford, Frito-Lay, Gallo, GoTampa.com, RCA and Southwest Airlines. The site featured on-line voting for the game's MVP, which attracted more than 433,000 votes and enabled fans to assist the media in selecting the winner.

ISN Agreement Terminated

As announced earlier this month, the Company terminated its relationship with Internet Sports Network, Inc. (ISN) as a result of ISN ceasing operations as of December 29, 2000. In the fourth quarter 2000, the Company recorded a one-time gain from the reversal of deferred revenue related to this agreement. In December 1999, SportsLine.com and ISN had entered into a strategic relationship pursuant to which SportsLine.com was to promote a contest arena on CBS SportsLine.com to be produced by ISN. As a result of the termination, SportsLine.com will not recognize any further revenue related to its relationship with ISN, which was expected to be approximately $7 to $8 million of primarily non-cash revenue during 2001.

Business Outlook

Management expects consolidated revenue for the full year 2001 to be $100 to $110 million, with domestic operations expected to account for approximately 85% and domestic advertising anticipated to account for approximately 75% of consolidated revenue. With the termination of the MVP.com and ISN agreements, the Company anticipates that approximately 80% of its domestic advertising revenue will come from traditional media sponsors, up from 70% in 2000. In the first quarter of 2001, SportsLine.com expects consolidated revenue between $22 and $23 million. For the full year 2001, the Company anticipates consolidated gross margins to be in the 50% to 60% range and domestic gross margins to be approximately 65%, with gross margins expected to fluctuate from quarter to quarter.

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                                     Page 5

SportsLine.com Reports Fourth Quarter Financial Results

The Company expects to reach positive EBITDA for its domestic operations in the fourth quarter of 2001. For the full year 2001, the domestic EBITDA loss is projected to be in the $12 to $15 million range, and the consolidated EBITDA loss for the full year is expected to be $45 to $50 million.

The Company expects a loss per share of $3.20 to $3.30 for the full year 2001, and a loss per share of $0.90 to $0.95 in the first quarter of 2001.

These business outlook statements, as well as other forward looking statements in this press release, are based on current expectations as of today only. Due to economic and advertising market variables, among other factors, actual results could be above or below the stated outlook. SportsLine.com makes these statements as of today and undertakes no obligation to update these statements. While it is currently expected that these business outlook statements will not be updated prior to the release of SportsLine.com's next quarterly earnings announcement, the Company reserves the right to update the outlook for any reason during the quarter, including the occurrence of material events.

Conference Call

SportsLine.com will host a conference call to discuss fourth quarter and fiscal year 2000 results today at 11:00 a.m. Eastern Time. A live Web cast of the conference call will be available on StreetFusion (http://www.streetfusion.com) and Yahoo Finance (http://broadcast.yahoo.com). In addition, a replay of the call will be available for 90 days following the conference call at StreetFusion.

About SportsLine.com, Inc.

SportsLine.com, Inc. (NASDAQ:SPLN) is at the leading edge of media companies providing Internet sports content, community and e-commerce on a global basis. SportsLine.com, Inc.'s content includes more than one million pages of multimedia sports information, entertainment and merchandise. The Company's flagship Internet sports service (http://cbs.sportsline.com) was renamed CBS SportsLine.com as part of an exclusive promotional and content agreement with CBS in March 1997. SportsLine.com, Inc. has strategic relationships with the NFL, Major League Baseball, the NBA and the PGA TOUR and serves as the primary sports content provider for America Online and Netscape. In 1999, the Company commenced operations in Europe through its subsidiary, Sports.com Limited.

Note: This press release contains forward-looking statements, which involve risks and uncertainties. SportsLine.com's actual results could differ materially from those anticipated in these forward-looking statements. Factors that might cause or contribute to such differences include, among others, competitive pressures, the growth rate of the Internet, constantly changing technology and market acceptance of the company's products and services. Investors are also directed to consider the other risks and uncertainties discussed in SportsLine.com's Securities and Exchange Commission filings, including those discussed under the caption "Risk Factors That May Affect Future Results" in SportsLine.com's latest Annual Report on Form 10-K. SportsLine.com undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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                                     Page 6

SportsLine.com Reports Fourth Quarter Financial Results

                              SportsLine.com, Inc.
            Pro Forma Condensed Consolidated Statement of Operations
                      (in thousands, except per-share data)
                                   (unaudited)

                                                                      Three Months Ended
                                        ------------------------------------------------------------------------------
                                                December 31, 2000(1)                      December 31 ,1999(1)
                                        ------------------------------------      ------------------------------------
                                          U.S.       Sports.com      Total          U.S.       Sports.com      Total
                                        --------      --------      --------      --------      --------      --------
Revenue
  Advertising                           $ 16,921      $  1,142      $ 18,063      $  9,129      $    759      $  9,888
  E-commerce                                  --            33            33            --            77            77
  Licensing and other                      2,055           663         2,718         2,025           552         2,577
  Subscription services                    1,369            --         1,369         1,603            29         1,632
                                        --------      --------      --------      --------      --------      --------
    Total revenue                         20,345         1,838        22,183        12,757         1,417        14,174

Cost of revenue                            6,025         3,591         9,616         6,316         2,097         8,413
                                        --------      --------      --------      --------      --------      --------
Gross profit (loss)                       14,320        (1,753)       12,567         6,441          (680)        5,761
                                        --------      --------      --------      --------      --------      --------
Operating expenses:
  Product development                        523            --           523           467            --           467
  Sales and marketing                      8,734         2,567        11,301         7,537         1,668         9,205
  General and administrative               6,095         2,869         8,964         4,328         1,578         5,906
  Depreciation and amortization           10,590           647        11,237         4,853           677         5,530
                                        --------      --------      --------      --------      --------      --------
  Total operating expenses                25,942         6,083        32,025        17,185         3,923        21,108
                                        --------      --------      --------      --------      --------      --------
Loss from operations                     (11,622)       (7,836)      (19,458)      (10,744)       (4,603)      (15,347)

Net interest and other income              2,308           416         2,724         1,552            42         1,594
                                        --------      --------      --------      --------      --------      --------
Net loss                                $ (9,314)     $ (7,420)     $(16,734)     $ (9,192)     $ (4,561)     $(13,753)
                                        ========      ========      ========      ========      ========      ========
Basic and diluted net loss per share                                $  (0.63)                                 $  (0.57)
                                                                    ========                                  ========
Average shares outstanding                                            26,445                                    24,302
                                                                    ========                                  ========
EBITDA                                  $ (1,032)     $ (7,189)     $ (8,221)     $ (5,891)     $ (3,926)     $ (9,817)
                                        ========      ========      ========      ========      ========      ========
Gross margin                                  70%          (95)%          57%           50%          (48)%          41%
                                        ========      ========      ========      ========      ========      ========

----------------------------

(1) Pro forma results exclude the effects of the following nonrecurring transactions:
       - Writedown of equity securities of $127.7 million in the third and fourth quarters of 2000
       - Gain of $78.8 million on termination of the ISN and MVP.com promotion agreements during fourth quarter of 2000
       - Gain of sale on e-commerce subsidiaries of $7.8 milion in the first quarter of 2000
       - Operating results of the e-commerce subsidiaries for the three and twelve months ended December 31, 1999 due to their sale in the first quarter of 2000
       - Extraordinary gain on extinguishment of debt of $36 million in the third and fourth quarters of 1999

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                                     Page 7

SportsLine.com Reports Fourth Quarter Financial Results

                              SportsLine.com, Inc.
            Pro Forma Condensed Consolidated Statement of Operations
                      (in thousands, except per-share data)
                                   (unaudited)

                                                                        Twelve Months Ended
                                        ------------------------------------------------------------------------------------
                                                December 31, 2000(1)                          December 31, 1999(1)
                                        ---------------------------------------      ---------------------------------------
                                           U.S.       Sports.com        Total           U.S.      Sports.com(2)      Total
                                        ---------      ---------      ---------      ---------      ---------      ---------
Revenue
  Advertising                           $  72,894      $   4,772      $  77,666      $  29,015      $     955      $  29,970
  E-commerce                                   --            126            126             --             83             83
  Licensing and other                       8,334          3,477         11,811          7,289            904          8,193
  Subscription services                     6,230             54          6,284          5,577             52          5,629
                                        ---------      ---------      ---------      ---------      ---------      ---------
    Total revenue                          87,458          8,429         95,887         41,881          1,994         43,875

Cost of revenue                            28,070         12,931         41,001         19,414          2,542         21,956
                                        ---------      ---------      ---------      ---------      ---------      ---------
Gross profit (loss)                        59,388         (4,502)        54,886         22,467           (548)        21,919
                                        ---------      ---------      ---------      ---------      ---------      ---------
Operating expenses:
  Product development                       1,791             --          1,791          1,587             --          1,587
  Sales and marketing                      37,224         13,719         50,943         30,126          1,989         32,115
  General and administrative               26,726         10,365         37,091         16,461          2,757         19,218
  Depreciation and amortization            39,545          2,341         41,886         24,495            997         25,492
                                        ---------      ---------      ---------      ---------      ---------      ---------
  Total operating expenses                105,286         26,425        131,711         72,669          5,743         78,412
                                        ---------      ---------      ---------      ---------      ---------      ---------
Loss from operations                      (45,898)       (30,927)       (76,825)       (50,202)        (6,291)       (56,493)

Net interest and other income               9,061          2,769         11,830          4,394            193          4,587
                                        ---------      ---------      ---------      ---------      ---------      ---------
Net loss                                $ (36,837)     $ (28,158)     $ (64,995)     $ (45,808)     $  (6,098)     $ (51,906)
                                        =========      =========      =========      =========      =========      =========
Basic and diluted net loss per share                                  $   (2.48)                                   $   (2.26)
                                                                      =========                                    =========
Average shares outstanding                                                26,246                                      23,018
                                                                      =========                                    =========
EBITDA                                  $  (6,353)     $ (28,586)     $ (34,939)     $ (25,707)     $  (5,294)     $ (31,001)
                                        =========      =========      =========      =========      =========      =========
Gross margin                                   68%           (53)%           57%            54%           (27)%           50%
                                        =========      =========      =========      =========      =========      =========

----------------------------
(1) Pro forma results exclude the effects of the following nonrecurring transactions:
       - Writedown of equity securities of $127.7 million in the third and fourth quarters of 2000
       - Gain of $78.8 million on termination of the ISN and MVP.com promotion agreements during fourth quarter of 2000
       - Gain on sale of e-commerce subsidiaries of $7.8 milion in the first quarter of 2000
       - Operating results of the e-commerce subsidiaries for the three and twelve months ended December 31, 1999 due to their sale in the first quarter of 2000
       - Extraordinary gain on extinguishment of debt of $36 million in the third and fourth quarters of 1999
(2) Sports.com commenced operations during the quarter ended September 30, 1999

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                                     Page 8

SportsLine.com Reports Fourth Quarter Financial Results

                              SportsLine.com, Inc.
                 Condensed Consolidated Statement of Operations
                      (in thousands, except per-share data)
                                   (unaudited)

                                                                                Three Months Ended
                                               ------------------------------------------------------------------------------------
                                                          December 31, 2000                            December 31, 1999
                                               ---------------------------------------      ---------------------------------------
                                                  U.S.       Sports.com        Total           U.S.       Sports.com        Total
                                               ---------      ---------      ---------      ---------      ---------      ---------
Revenue
  Advertising                                  $  16,921      $   1,142      $  18,063      $   9,129      $     759      $   9,888
  E-commerce                                          --             33             33          6,868             77          6,945
  Licensing and other                              2,055            663          2,718          2,025            552          2,577
  Subscription services                            1,369             --          1,369          1,603             29          1,632
                                               ---------      ---------      ---------      ---------      ---------      ---------
    Total revenue                                 20,345          1,838         22,183         19,625          1,417         21,042

Cost of revenue                                    6,025          3,591          9,616         11,485          2,097         13,582
                                               ---------      ---------      ---------      ---------      ---------      ---------
Gross profit (loss)                               14,320         (1,753)        12,567          8,140           (680)         7,460
                                               ---------      ---------      ---------      ---------      ---------      ---------
Operating expenses:
  Product development                                523             --            523            467             --            467
  Sales and marketing                              8,734          2,567         11,301          9,088          1,668         10,756
  General and administrative                       6,095          2,869          8,964          4,537          1,578          6,115
  Depreciation and amortization                   10,590            647         11,237          4,939            677          5,616
                                               ---------      ---------      ---------      ---------      ---------      ---------
  Total operating expenses                        25,942          6,083         32,025         19,031          3,923         22,954
                                               ---------      ---------      ---------      ---------      ---------      ---------
Loss from operations                             (11,622)        (7,836)       (19,458)       (10,891)        (4,603)       (15,494)

Loss on equity investments                       (13,369)            --        (13,369)            --             --             --

Gain on termination of agreements                 78,766             --         78,766             --             --             --

Net interest and other income                      2,308            416          2,724          1,556             42          1,598
                                               ---------      ---------      ---------      ---------      ---------      ---------
Net income (loss) before extraordinary gain       56,083         (7,420)        48,663         (9,335)        (4,561)       (13,896)

Extraordinary gain on extinguishment
  of debt                                             --             --             --         14,219             --         14,219
                                               ---------      ---------      ---------      ---------      ---------      ---------
Net income (loss)                              $  56,083      $  (7,420)     $  48,663      $   4,884      $  (4,561)     $     323
                                               =========      =========      =========      =========      =========      =========
Basic net income (loss) per share before
  extraordinary gain                                                         $    1.84                                    $   (0.57)
                                                                             =========                                    =========
Basic net income per share                                                   $    1.84                                    $    0.01
                                                                             =========                                    =========
Diluted net income per share                                                 $    1.83                                    $    0.01
                                                                             =========                                    =========
Basic average shares outstanding                                                26,445                                       24,302
                                                                             =========                                    =========
Diluted average shares outstanding                                              26,599                                       24,302
                                                                             =========                                    =========
EBITDA                                         $  (1,032)     $  (7,189)     $  (8,221)     $  (5,952)     $  (3,926)     $  (9,878)
                                               =========      =========      =========      =========      =========      =========
Gross margin                                          70%           (95)%           57%            41%           (48)%           35%
                                               =========      =========      =========      =========      =========      =========

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                                     Page 9

SportsLine.com Reports Fourth Quarter Financial Results

                              SportsLine.com, Inc.
                 Condensed Consolidated Statement of Operations
                      (in thousands, except per-share data)
                                   (unaudited)

                                                                           Twelve Months Ended
                                           ------------------------------------------------------------------------------------
                                                      December 31, 2000                            December 31, 1999
                                           ---------------------------------------      ---------------------------------------
                                              U.S.       Sports.com        Total           U.S.      Sports.com(1)      Total
                                           ---------      ---------      ---------      ---------      ---------      ---------
Revenue
  Advertising                              $  72,894      $   4,772      $  77,666      $  29,015      $     955      $  29,970
  E-commerce                                      --            126            126         16,403             83         16,486
  Licensing and other                          8,334          3,477         11,811          7,289            904          8,193
  Subscription services                        6,230             54          6,284          5,577             52          5,629
                                           ---------      ---------      ---------      ---------      ---------      ---------
    Total revenue                             87,458          8,429         95,887         58,284          1,994         60,278

Cost of revenue                               28,070         12,931         41,001         31,536          2,542         34,078
                                           ---------      ---------      ---------      ---------      ---------      ---------
Gross profit (loss)                           59,388         (4,502)        54,886         26,748           (548)        26,200
                                           ---------      ---------      ---------      ---------      ---------      ---------
Operating expenses:
  Product development                          1,791             --          1,791          1,587             --          1,587
  Sales and marketing                         37,224         13,719         50,943         34,463          1,989         36,452
  General and administrative                  26,726         10,365         37,091         17,306          2,757         20,063
  Depreciation and amortization               39,545          2,341         41,886         24,809            997         25,806
                                           ---------      ---------      ---------      ---------      ---------      ---------
  Total operating expenses                   105,286         26,425        131,711         78,165          5,743         83,908
                                           ---------      ---------      ---------      ---------      ---------      ---------
Loss from operations                         (45,898)       (30,927)       (76,825)       (51,417)        (6,291)       (57,708)

Loss on equity investments                  (127,653)            --       (127,653)            --             --             --

Gain on termination of agreements             78,766             --         78,766             --             --             --

Gain on sale of e-commerce subsidiaries        7,814             --          7,814             --             --             --

Net interest and other income                  9,061          2,769         11,830          4,391            193          4,584
                                           ---------      ---------      ---------      ---------      ---------      ---------
Net loss before extraordinary gain           (77,910)       (28,158)      (106,068)       (47,026)        (6,098)       (53,124)

Extraordinary gain on extinguishment
  of debt                                         --             --             --         36,027             --         36,027
                                           ---------      ---------      ---------      ---------      ---------      ---------
Net loss                                   $ (77,910)     $ (28,158)     $(106,068)     $ (10,999)     $  (6,098)     $ (17,097)
                                           =========      =========      =========      =========      =========      =========
Basic and diluted net loss per share
  before extraordinary gain                                              $   (4.04)                                   $   (2.31)
                                                                         =========                                    =========
Basic and diluted net loss per share                                     $   (4.04)                                   $   (0.74)
                                                                         =========                                    =========
Average shares outstanding                                                  26,246                                       23,018
                                                                         =========                                    =========
EBITDA                                     $  (6,353)     $ (28,586)     $ (34,939)     $ (26,608)     $  (5,294)     $ (31,902)
                                           =========      =========      =========      =========      =========      =========
Gross margin                                      68%           (53)%           57%            46%           (27)%           43%
                                           =========      =========      =========      =========      =========      =========

----------------------------
(1) Sports.com commenced operations during the quarter ended September 30, 1999.

                                    - more -

SportsLine.com Reports Fourth Quarter Financial Results

                              SportsLine.com, Inc.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)

                                                       December 31,    December 31,
                                                          2000             1999
                                                        --------         --------
Assets:
  Cash and short-term marketable securities             $125,765         $ 70,922
  Current deferred advertising and content-CBS            17,287           17,288
  Receivables, prepaids and other current assets          23,725           28,772
                                                        --------         --------
       Total current assets                              166,777          116,982

  Non-current marketable securities                          297           50,541
  Property and equipment, net                             19,703           10,351
  Long-term deferred advertising and content-CBS          11,428           28,716
  Licensing rights and other assets                        8,416           22,047
  Goodwill                                                51,550           42,824
                                                        --------         --------
                                                        $258,171         $271,461
                                                        ========         ========

Liabilities and Shareholders' Equity:
  Current liabilities                                   $ 39,657         $ 19,754
  Long-term convertible notes                             19,608           19,608
  Other long-term liabilities                             59,809            7,443
  Shareholders' equity                                   139,097          224,656
                                                        --------         --------
                                                        $258,171         $271,461
                                                        ========         ========

                                     Page 11